SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2010

MEDZED, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-148719	26-0641585
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

3065 Beyer Blvd. B103-1 San Diego, CA 92154
(Address of principal executive offices)
(858) 461-3544
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.399.0120

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          .    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          .    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          .    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MEDZED, INC.

Form 8-K

Current Report

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 19, 2010, Medzed, Inc., a Nevada corporation, (the “Registrant”) filed Amended and Restated Articles of Incorporation (the “Amendment”) with the Nevada Secretary of State. As a result of the Amendment the Registrant, among other things, has: (i) changed its name to “First Resources Corp.;” and, (ii) increased the aggregate number of authorized shares to 310,000,000 shares, consisting of  300,000,000 shares of Common Stock, par value $0.0001 per share  and 10,000,000 shares of preferred stock, par value $0.0001 per share.  A copy of the Amended and Restated Articles of Incorporation is filed herewith as Exhibit 3.1(a).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
3.1(a)	Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 31, 2010	MEDZED, INC.

By: /s/ Gloria Ramirez-Martinez
Gloria Ramirez-Martinez,
President

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